Exhibit 99.1

FirstEnergy Corp.	For Release: February 13, 2023
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Fourth Quarter and Full Year 2022 Financial Results

Reports full year 2022 GAAP earnings of $0.71 per share and
operating (non-GAAP) earnings of $2.41 per share, above midpoint of guidance range

Provides 2023 earnings guidance of $2.44 to $2.64 per share for the full year and $0.56 to $0.66 per share for the first quarter

Affirms targeted 6-8% long-term annual operating earnings growth

Announces new dividend policy with 60-70% payout ratio

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported full year 2022 GAAP earnings of $406 million, or $0.71 per basic and diluted share, on revenue of $12.5 billion. In 2021, the company reported GAAP earnings of $1,283 million, or $2.35 per basic and diluted share, on revenue of $11.1 billion. Results include the special items listed below, including a non-cash tax charge of $1.23 per share associated with the announced minority interest sale in FirstEnergy Transmission, LLC (FET).

Operating (non-GAAP) earnings* were $2.41 per share in 2022, above the midpoint of the company’s original guidance range. In 2021, operating (non-GAAP) earnings were $2.60 per share, or $2.15 per share on an adjusted basis when excluding the impacts of accounting policy changes, Ohio rate credits and equity financing transactions for comparability purposes.

FirstEnergy’s 2022 results were driven by the continued strength of its customer-focused regulated investment programs, higher investment income, lower interest expense and higher customer demand as compared to 2021, partially offset by higher operating expenses.

“Over the past year, FirstEnergy closed on transformative equity investments to enhance our financial position and fuel our customer-focused investment strategy; implemented a companywide continuous improvement mindset to optimize our performance; invested over $3.2 billion in customer-focused regulated investments; and continued our progress to foster a culture rooted in our core values and focused on ethics, integrity and accountability,” said John W. Somerhalder II, FirstEnergy board chair, interim president and chief executive officer. “We intend to build on this positive momentum as we continue transforming FirstEnergy into a premier electric company with a strong foundation and a sustainable strategy for long-term growth.”

FirstEnergy provided a 2023 earnings guidance range of $1,400 million to $1,515 million, or $2.44 to $2.64 per share based on 574 million shares outstanding. In addition, the company is providing a guidance range of $320 million to $380 million, or $0.56 to $0.66 per share for the first quarter of 2023, based on 573 million shares outstanding.

The company affirmed its long-term, 6% to 8% targeted annual operating earnings growth rate, which is based off the previous year’s operating earnings guidance midpoint.

FirstEnergy also announced a new dividend policy that raises the targeted dividend payout ratio to 60% to 70% of operating earnings, from the previous range of 55% to 65%. While all dividend declarations are subject to board approval, the company expects to resume dividend growth for dividends payable later this year.

“We recognize the importance of an attractive dividend, and we’re pleased to move forward with a new policy that reflects the steps we’ve taken to improve our credit profile, our confidence in our long-term growth prospects and our commitment to increase value for shareholders,” Somerhalder said.

Fourth Quarter Results

In the fourth quarter of 2022, FirstEnergy reported a GAAP loss of $(403) million, or $(0.71) per basic and diluted share, on revenue of $3.2 billion. This compares to fourth quarter 2021 GAAP earnings of $427 million, or $0.77 per basic and diluted share, on revenue of $2.7 billion. Fourth quarter 2022 GAAP results include the non-cash tax charge associated with the announced minority interest sale in FET, and both periods include other special items listed below.

Operating (non-GAAP) earnings* were $0.50 per share for the fourth quarter of 2022. In the fourth quarter of 2021, operating (non-GAAP) earnings were $0.51 per share and $0.41 per share on an adjusted basis when excluding the impacts of accounting policy changes, Ohio rate credits and equity financing transactions.

Segment Results

Fourth quarter and full year 2022 results reflect the impacts of certain accounting policy changes; rate credits that were provided to Ohio customers under the company’s previously approved stipulation; and dilution related to the common equity financing transaction that closed at the end of 2021 and the sale of a minority interest in FET that closed on May 31, 2022.

Excluding the impact of these items, fourth quarter 2022 operating results in the Regulated Distribution business decreased slightly compared to the fourth quarter of 2021 as higher revenue related to capital investment programs and customer demand were offset by higher operating expenses, including the acceleration of future planned maintenance work, incremental reliability spend, and higher materials and storm restoration costs.

Total distribution deliveries increased 2.0% compared to the fourth quarter of 2021 due to higher weather-related usage in the residential and commercial sectors and stronger industrial sales. Residential and commercial sales increased 3.1% and 0.6% respectively compared to the fourth quarter of 2021, while sales to industrial customers increased 1.7%.

In the Regulated Transmission business, fourth quarter 2022 operating results benefited from the company’s ongoing Energizing the Future capital investment program and lower net financing costs.

In the Corporate/Other segment, fourth quarter 2022 operating results improved as compared to the fourth quarter of 2021, primarily due to higher earnings contributions from legacy, commodity-based investments, lower interest expense from holding company debt redemptions during 2022 and higher discrete income tax benefits.

For the full year, operating earnings in the Regulated Distribution business reflect higher customer demand and increased revenues from capital investments programs, offset by higher operating expenses, including the acceleration of future planned maintenance work, incremental reliability spend, and higher materials and storm restoration costs. Total 2022 distribution deliveries increased 1.5% from 2021 as a result of weather-related usage in the residential and commercial sectors that increased by 0.7% and 2.0%, respectively, and stronger industrial demand of 2.1%.

Full year 2022 operating earnings in the Regulated Transmission business increased as a result of the Energizing the Future capital investment program and lower net financing costs. During 2022, the company made $1.4 billion of capital investments aimed at modernizing and improving the reliability and resiliency of the transmission system.

In the Corporate/Other segment, full year 2022 operating results improved as compared to 2021, primarily due to higher returns on legacy, commodity-based investments and lower interest expense from holding company debt redemptions during 2022.

Consolidated GAAP Earnings to Operating (Non-GAAP) EPS* Reconciliation
	Fourth Quarter		Full Year
	2022	2021	2022	2021
Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP) - $M	$(403)	$427	$406	$1,283
Basic EPS (GAAP)	$(0.71)	$0.77	$0.71	$2.35
Excluding Special Items*:
Pension/OPEB Mark-to-market adjustments	(0.13)	(0.47)	(0.13)	(0.48)
Regulatory charges	0.03	0.22	0.21	0.30
FE Forward cost to achieve	0.01	—	0.03	0.01
Debt-related costs	0.02	—	0.25	—
State tax legislative changes	0.01	—	0.01	0.02
Exit of generation	0.01	(0.08)	0.02	(0.19)
Asset impairment	—	—	—	0.01
Strategic transaction charges	1.23	—	1.23	—
Investigation and other related costs	0.03	0.07	0.08	0.58
Total Special Items*	1.21	(0.26)	1.70	0.25
Operating EPS (non-GAAP)	$0.50	$0.51	$2.41	$2.60
Accounting policy changes		(0.02)		(0.17)
Ohio rate credits		(0.03)		(0.11)
Equity financing transactions		(0.05)		(0.17)
2021 Adjusted EPS (non-GAAP)		$0.41		$2.15

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect, which ranges from 21% to 29% in all periods, was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. Operating EPS (Non-GAAP) is based on 572 million shares for the fourth quarter of 2022, 571 million shares for the full year of 2022, 550 million for the fourth quarter of 2021 and 545 million for full year 2021.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed herein, for the periods presented by the number of shares outstanding. Basic EPS (GAAP) and Operating EPS (Non-GAAP), as well as Basic EPS (GAAP) and Operating EPS (Non-GAAP) for each segment, are based on 572 million shares for the fourth quarter of 2022, 571 million shares for the full year of 2022, 550 million for the fourth quarter of 2021, 545 million for full year 2021, 573 million shares for the first quarter of 2023 and 574 million shares for the full year of 2023. Furthermore, adjusted earnings per share are also a non-GAAP financial measure and adjust the 2021 operating earnings (loss) per share for the three and twelve months ended December 31, 2021, for certain accounting policy changes, rate credits and equity financing transactions that took effect or began to impact in 2022, which management believes provides for a more consistent and comparable measure of performance of its businesses period-over-period. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share, Operating earnings (loss) per share by segment, and adjusted earnings per share provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation and Investor Fact book are posted on the company’s Investor Information website – www.firstenergycorp.com/ir. These can be accessed through the Fourth Quarter 2022 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 11:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Fourth Quarter 2022 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits, particularly operations and maintenance expense savings, from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings in line with our annual growth rate target, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency or peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-looking and other statements in this news release regarding our Climate Strategy, including our greenhouse gas emission reduction goals, are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking statements regarding climate matters, including greenhouse gas emissions, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.

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